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                                                                     EXHIBIT 4.7


                           SECURITIES PLEDGE AGREEMENT

          THIS SECURITIES PLEDGE AGREEMENT (the "AGREEMENT"), dated as of June 28, 1996, made by LABEL ART, INC., a Delaware corporation having an office at One Riverside Way, Wilton, New Hampshire 03086 ("PLEDGOR"), in favor of WILMINGTON TRUST COMPANY, a Delaware banking corporation having an office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, as trustee (in such capacity and together with any successors in such capacity, the "TRUSTEE") pursuant to the Indenture (as hereinafter defined).


                                R E C I T A L S :

          A. Contemporaneously with the execution and delivery of this Agreement, National Fiberstok Corporation ("NFC"), Label Art, Inc., InfoSeal International, Inc., Government Forms and Systems, Inc., A/L Systems, Inc., Boharb, Inc., Short Run Labels, Inc., Putnam Graphic Innovations, Inc. and the Trustee are entering into a certain indenture (as amended from time to time, the "INDENTURE"), dated as of the date hereof, pursuant to which NFC is issuing its 11-5/8% Senior Notes due 2002, Series A (the "SERIES A NOTES"), in the aggregate principal amount of $100,000,000. It is contemplated that NFC may, after the date hereof, issue exchange notes pursuant to the Indenture (the "EXCHANGE NOTES; together with the Series A Notes, the "NOTES") in exchange for the Series A Notes.

          B. Pledgor is the owner of the Pledged Collateral (as hereinafter defined).

          C. This Agreement is given by Pledgor in favor of the Trustee for its benefit and the benefit of the Holders of the Notes (collectively, the "SECURED PARTIES") to secure the payment and performance of the Secured Obligations (as defined in Section 3).


                               A G R E E M E N T :

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Trustee hereby agree as follows:


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          SECTION I.  DEFINITIONS.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Indenture. Such definitions shall be applicable equally to the singular and plural forms of the terms defined.

          SECTION II. PLEDGE. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to the Trustee for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in, to and under the following property, whether now existing or hereafter acquired (collectively, the "PLEDGED COLLATERAL"):

          (a) all issued and outstanding shares of Capital Stock of each Person described in SCHEDULE I hereto (the "PLEDGED SHARES") (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares;

          (b) all additional shares of Capital Stock, or options, warrants or other rights to acquire Capital Stock, of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which, if certificated, shall remain at all times until this Agreement terminates, certificated securities) (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional securities and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional securities;

          (c) so long as a Default or an Event of Default shall have occurred and is continuing, all dividends, distributions, returns of capital and other property from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Shares (collectively, "DISTRIBUTIONS"); and

          (d) all Net Cash Proceeds from an Asset Sale of any of the foregoing until (i) such cash and Cash Equivalents are applied (A) to repay Indebtedness in accordance with Section 4.17 of the Indenture, (B) to an


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     investment in Replacement Assets or (C) to repurchase Notes pursuant to a
     Net Proceeds Offer in accordance with Section 4.17 of the Indenture or
     (ii) such Net Cash Proceeds are no longer required to be applied to such uses pursuant to Section 4.17 of the Indenture.


          SECTION III. SECURED OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Law) of (i) all of the obligations, liabilities and indebtedness of NFC and the Guarantors (collectively, the "OBLIGORS") now existing or hereafter arising under or in respect of the Indenture, the Notes and the Guarantees (including, without limitation, the obligation of the Obligors to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture, the Notes and the Guarantees and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement (the obligations described in clauses (i) and (ii) of this Section 3, collectively, the "SECURED OBLIGATIONS").

          SECTION IV. NO RELEASE. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Trustee or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on the Trustee or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, or under or in respect of the Pledged Collateral or made in connection


                                       -3-

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herewith or therewith.

          SECTION V.  DELIVERY OF PLEDGED COLLATERAL.

          (a) All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to the Trustee, shall immediately upon receipt thereof by Pledgor be delivered to and held by or on behalf of the Trustee pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees any or all of the Pledged Collateral. In addition, the Trustee shall have the right at any time upon the occurrence and during the continuance of an Event of Default to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

          (b) If the issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give the Trustee the right to transfer such Pledged Shares under the terms hereof and provide to the Trustee an Opinion of Counsel, in form and substance satisfactory to the Trustee, confirming such pledge.

          SECTION VI.  SUPPLEMENTS, FURTHER ASSURANCES.

          (a) Pledgor agrees that at any time and from time to time, at the sole cost and expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC-1 financing statements, and take all further action that may be necessary or that the Trustee may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce



                                       -4-

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     its rights and remedies hereunder with respect to any Pledged Collateral, and a copy of any such filing shall be delivered to the Trustee.

          (b) Pledgor shall, upon obtaining any Pledged Shares of any Person, promptly (and in any event within five Business Days) deliver to the Trustee a pledge amendment, duly executed by Pledgor, in substantially the form of EXHIBIT A hereto (each, a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

          SECTION VII. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor represents, warrants and covenants as follows:

          (a) NO LIENS. Pledgor is, and at the time of any delivery of any Pledged Collateral to the Trustee pursuant to Section 5 of this Agreement will be, the sole legal and beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and will be, so owned by Pledgor free and clear of any Lien, except for the Lien granted to the Trustee pursuant to this Agreement.

          (b) AUTHORIZATION, ENFORCEABILITY. Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) NO CONSENTS, ETC. No consent of any party (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing


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     with, any governmental authority or regulatory body or other Person is required (x) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (y) for the exercise by the Trustee of the voting or other rights provided for in this Agreement, or (z) for the exercise by the Trustee of the remedies in respect of the Pledged Collateral pursuant to this Agreement and except for consents, authorizations, approvals and other filings and notices required under the Securities Act or under state or "Blue Sky" securities laws.

          (d) DUE AUTHORIZATION AND ISSUANCE. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable.

          (e) CHIEF EXECUTIVE OFFICE. Pledgor's chief executive office is located at One Riverside Way, Wilton, New Hampshire 03086. Pledgor shall not move its chief executive office except to such new location as Pledgor may establish in accordance with the last sentence of this Section 7(e). Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given the Trustee not less than twenty (20) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Trustee may reasonably request, and (ii) with respect to such new location or name, Pledgor shall have taken all action reasonably satisfactory to the Trustee to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

          (f) DELIVERY OF PLEDGED COLLATERAL; FILINGS. Pledgor has delivered to the Trustee all certificates representing the Pledged Shares and has caused to be filed with the Secretary of State of the States of Delaware and New Hampshire UCC-1 financing statements evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the provisions of the Uniform


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     Commercial Code as in effect in any relevant jurisdiction (the "UCC"), including, without limitation, the States of Delaware and New Hampshire.
          (g) PLEDGED COLLATERAL. All information set forth herein, including the Schedules annexed hereto, relating to the Pledged Collateral is accurate and complete in all material respects.

          (h) NO VIOLATIONS, ETC. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board.

          (i) OWNERSHIP OF PLEDGED COLLATERAL. Except as otherwise permitted by the Indenture, Pledgor at all times will be the sole beneficial owner of the Pledged Collateral.

          (j) NO OPTIONS, WARRANTS, ETC. There are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound obligating Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

          SECTION VIII.  VOTING RIGHTS; DISTRIBUTIONS; ETC.

          (a) So long as no Event of Default shall have occurred and be continuing:

          i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement and the Indenture; PROVIDED, HOWEVER, that Pledgor shall not in any event exercise such rights in any manner which may have an adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement.

         ii) Subject to the terms of the Indenture, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in



                                       -7-

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     accordance with the provisions of the Indenture.

        iii) The Trustee shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 8(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 8(a)(ii) hereof.

          (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          i) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(a)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights.

         ii) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

          (c) Pledgor shall, at Pledgor's sole cost and expense, from time to time execute and deliver to the Trustee appropriate instruments as the Trustee may reasonably request in order to permit the Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 8(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 8(b)(ii) hereof.

          (d) All Distributions which are received by Pledgor contrary to the provisions of Section 8(b)(ii) hereof shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor


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     and shall immediately be paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

          SECTION IX. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES; PRINCIPAL OFFICE.

          (a) Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Indenture, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Lien and security interest granted to the Trustee under this Agreement, or (iii) except as permitted by the Indenture, permit any issuer of the Pledged Shares to merge, consolidate or change its legal form, unless all of the outstanding capital stock of the surviving or resulting corporation or partnership, as the case may be, is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation.

          (b) Pledgor shall (i) not authorize any issuer of the Pledged Shares to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, and
     (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock of the issuer of the Pledged Shares which are required to be pledged hereunder.

          SECTION X. REASONABLE CARE. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.


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          SECTION XI.  REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE OF
REMEDIES.

          (a) If any Event of Default shall have occurred and be continuing, the Trustee shall have the right, but not the obligation, in addition to other rights and remedies provided for herein or otherwise available to it to be exercised in accordance with the terms of, and at the times, if any, specified in the Indenture, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 12 hereof, and (ii) to exercise all the rights and remedies of a secured party on default under the UCC at that time, and the Trustee may also, in accordance with applicable law, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Shares) at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, at commercially reasonable prices and terms. The Trustee or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days notice to Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Trustee arising



                                      -10-
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     by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree; PROVIDED, HOWEVER, that the foregoing shall not release the Trustee from its obligation to sell the Pledged Collateral (or any part thereof) at prices and terms which are commercially reasonable.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (c) If the Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall from time to time furnish to the Trustee all such information as the Trustee may request in order to determine the number of securities included in the Pledged Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Commission thereunder, as the same are from time to time in effect.

          (d) Pledgor recognizes that, by reason of certain prohibitions contained in laws, rules, regulations or orders of any foreign governmental authority, the


                                      -11-

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     Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign governmental authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall not be deemed to have been made in a commercially unreasonable manner solely for such reason and that, except as may be required by applicable law, the Trustee shall have no obligation to engage in public sales.

          (e) In addition to any of the other rights and remedies hereunder, the Trustee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

          SECTION XII. APPLICATION OF PROCEEDS. The proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 11 hereof shall be applied, together with any other sums then held by the Trustee pursuant to this Agreement, promptly by the Trustee in the manner set forth in the Indenture.

          SECTION XIII. EXPENSES. Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its outside counsel and the fees and expenses of any experts and agents which the Trustee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement,
(iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 13 shall be due upon demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section 13 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

          SECTION XIV.  NO WAIVER; CUMULATIVE REMEDIES. (a)


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No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          (b) In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, Pledgor, the Trustee and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Trustee and the Secured Parties shall continue as if no such proceeding had been instituted.

          SECTION XV. TRUSTEE. The Trustee has been appointed as collateral agent hereunder pursuant to the Indenture. The Trustee shall take or refrain from taking actions hereunder at the direction of the Holders in accordance with the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement; PROVIDED, HOWEVER, that the foregoing shall not operate or be construed as a waiver of claims by Pledgor. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Trustee.

          SECTION XVI.  TRUSTEE MAY PERFORM; TRUSTEE


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APPOINTED ATTORNEY-IN-FACT.  If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached, the Trustee or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Trustee or such Secured Party shall be paid by Pledgor promptly upon demand therefor, with interest at the rate per annum equal to two (2) percent in excess of the rate payable under the Notes during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement. Pledgor hereby appoints the Trustee its attorney-in-fact with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the Indenture which the Trustee may deem necessary or advisable to assure, perfect, convey, assign, transfer and confirm unto the Trustee the Lien on the Pledged Collateral intended to be provided by this Agreement and which Pledgor fails to do or execute and deliver within five (5) Business Days after Pledgor's receipt of written notice to do or execute and deliver the same. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement.

          SECTION XVII. NOTICES. Any notice or other communication herein required or permitted to be given shall be given in the manner at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 17.

          SECTION XVIII. CONTINUING SECURITY INTEREST; ASSIGNMENT. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon Pledgor, its successors and assigns, and
(ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns; no other Person (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any Note held by it secured by this Agreement to any other Person in accordance with the terms of the Indenture, the Notes and relevant federal and state securities laws, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

          SECTION XIX. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION XX. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          SECTION XXI. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION XXII. EXECUTION IN COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          SECTION XXIII. HEADINGS. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          SECTION XXIV. OBLIGATIONS ABSOLUTE. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

          i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

         ii) any lack of validity or enforceability of the Indenture, the Notes or the Guarantees, or any other agreement or instrument relating thereto; or the Guarantees

        iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or the Guarantees, or any other agreement or instrument relating thereto;

         iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture, the Notes or the Guarantees except as specifically set forth in a waiver granted pursuant to the provisions of the Indenture; or

         vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor.

          SECTION XXV. MODIFICATION IN WRITING. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

          SECTION XXVI. RELEASE. Upon a request for a release of Pledged Collateral in accordance with Section 10.05(b) of the Indenture, the Trustee shall, at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee, such Pledged Collateral, on the order of and at the sole cost and expense of Pledgor, and such proper instruments, and/or instruments (including UCC termination statements on Form UCC-3) as may be reasonably requested by Pledgor acknowledging the release of such Pledged Collateral. Upon the payment in full in cash of all Secured Obligations then due and owing, and the termination of the Indenture, the Trustee shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee, such of the Pledged Collateral of Pledgor as may be in the possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, on the order of and at the sole cost and expense of Pledgor, and such proper instruments and/or agreements (including UCC termination statements on Form UCC-3) as may be reasonably requested by Pledgor acknowledging the termination of this Agreement and/or the release of such Pledged Collateral.

          IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                              LABEL ART, INC.,
                                as Pledgor


                              By:  /s/ Robert B. Webster
                                   ------------------------------
                                   Title: Secretary


                              WILMINGTON TRUST COMPANY
                                as Trustee


                              By:   /s/ Patricia A. Evans
                                   ------------------------------
                                   Title: Financial Services
                                     Officer

                                     SCHEDULE I


                                   PLEDGED SHARES


                                                                                                 PERCENTAGE OF
                      CLASS OF                                                                   CLASS OF
                      CAPITAL                PAR           CERTIFICATE           NUMBER          CAPITAL STOCK
ISSUER                STOCK                  VALUE            NO(S).             OF SHARES       OUTSTANDING
- ------                --------               -----         -----------           ---------       -------------

Boharb Corp-                                No par
 oration                Common              value               2                  1,000              100%

Short Run
 Labels, Inc.           Common                $.01               3                   100              100%

                                    EXHIBIT A

                                PLEDGE AMENDMENT


          This Pledge Amendment, dated ______________, is delivered pursuant to
Section 6 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Securities Pledge Agreement,
dated as of [               ], 1996 between the undersigned and Wilmington Trust
Company, as Trustee (the "AGREEMENT"; capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                        [                       ],
                                        as Pledgor



                                        By:
                                            Name:
                                            Title: